                                                Filed Pursuant to Rule 424B5
                                                Registration File No. 333-73712

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 27, 2002
(TO PROSPECTUS DATED DECEMBER 14, 2001)

                                   $55,000,000


                               CWABS MASTER TRUST
                        (FOR THE SERIES 2002-C SUBTRUST)
                                     ISSUER

                                   CWABS, INC.
                                    DEPOSITOR

                               [COUNTRYWIDE LOGO]
                                   HOME LOANS
                           SPONSOR AND MASTER SERVICER


                        REVOLVING HOME EQUITY LOAN ASSET
                           BACKED NOTES, SERIES 2002-C


                                   [MBIA LOGO]


     This Supplement updates the Prospectus Supplement dated March 27, 2002 that has been issued with respect to the Series 2002-C Revolving Home Equity Loan Asset Backed Notes.

     Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of August 31, 2002.

     Pages S-18 and S-19 of the Prospectus Supplement include certain financial information of the Note Insurer. Appendix II to this Supplement updates certain of that information. Appendix II also restates the "Experts" section on page S-64.

     Pages S-20 and S-23 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix III to this Supplement updates certain of that information.

     This Supplement also updates the "Method of Distribution" section on page S-64 of the Prospectus Supplement as described on the next page. This Supplement also restates the "Legal Matters" section on page S-64 of the Prospectus Supplement, as described on the next page.


COUNTRYWIDE SECURITIES CORPORATION                      DEUTSCHE BANK SECURITIES

                 The date of this supplement is October 29, 2002

                             METHOD OF DISTRIBUTION

Subject to the terms of the underwriting agreement, dated March 27, 2002 and a terms agreement, dated October 29, 2002, among the depositor, Countrywide Securities Corporation ("CSC") and Deutsche Bank Securities Inc. ("DEUTSCHE BANK" and, together with CSC, the "UNDERWRITERS"), the depositor has agreed to sell to the Underwriters on October 30, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of notes below its name in the table below. The notes being offered pursuant to the terms agreement are referred to as the "OFFERED NOTES." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $50,649,538.20 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $15,000.

                            COUNTRYWIDE
                             SECURITIES        DEUTSCHE BANK
                            CORPORATION       SECURITIES INC.
                            -----------       ---------------
                            $52,250,000         $2,750,000

     Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be Underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

     CSC is an affiliate of the depositor, the sponsor, and the master servicer.

     The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass on certain legal matters on behalf of the Underwriters.

                           ---------------------------

     This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated March 27, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

     Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-C on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or either of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

APPENDIX I - STATISTICAL INFORMATION (AS OF AUGUST 31, 2002)
------------------------------------------------------------
             ABOUT THE MORTGAGE LOANS
             ------------------------

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on August 31, 2002.

                               PRINCIPAL BALANCES

                                                                                   PERCENTAGE OF
                                             NUMBER OF      AGGREGATE UNPAID    AGGREGATE PRINCIPAL
     RANGE OF PRINCIPAL BALANCES ($)       MORTGAGE LOANS   PRINCIPAL BALANCE         BALANCE
     -------------------------------       --------------   -----------------         -------
      0.00  to   10,000..................       8,289        $   29,524,548             2.73%
 10,000.01  to   20,000..................       9,478           145,831,206            13.49
 20,000.01  to   30,000..................       7,855           198,284,547            18.35
 30,000.01  to   40,000..................       4,173           145,676,576            13.48
 40,000.01  to   50,000..................       2,789           127,238,947            11.77
 50,000.01  to   60,000..................       1,293            71,091,881             6.58
 60,000.01  to   70,000..................         849            55,475,989             5.13
 70,000.01  to   80,000..................         592            44,505,865             4.12
 80,000.01  to   90,000..................         437            37,238,586             3.45
 90,000.01  to  100,000..................         594            57,510,555             5.32
100,000.01  to  125,000..................         320            36,258,743             3.36
125,000.01  to  150,000..................         346            49,171,926             4.55
150,000.01  to  175,000..................          77            12,556,571             1.16
175,000.01  to  200,000..................          70            13,252,619             1.23
200,000.01  to  225,000..................          35             7,517,212             0.70
225,000.01  to  250,000..................          41             9,765,581             0.90
250,000.01  to  275,000..................          21             5,526,165             0.51
275,000.01  to  300,000..................          26             7,560,241             0.70
300,000.01  to  325,000..................           8             2,526,048             0.23
325,000.01  to  350,000..................          10             3,361,498             0.31
350,000.01  to  375,000..................          11             4,045,198             0.37
375,000.01  to  400,000..................           7             2,745,866             0.25
400,000.01  to  425,000..................           7             2,892,885             0.27
425,000.01  to  450,000..................           3             1,321,306             0.12
450,000.01  to  475,000..................           2               929,900             0.09
475,000.01  to  500,000..................           8             3,983,394             0.37
575,000.01  to  600,000..................           1               579,750             0.05
600,000.01  to  625,000..................           1               620,000             0.06
675,000.01  to  700,000..................           1               700,000             0.06
825,000.01  to  850,000..................           1               840,000             0.08
975,000.01  to 1,000,000.................           1               999,404             0.09
Greater than 1,000,000...................           1             1,100,000             0.10
                                               ------        --------------           ------
  Total                                        37,347        $1,080,633,009           100.00%
                                               ======        ==============           ======

     As of August 31, 2002, the average principal balance of the Mortgage Loans was approximately $28,935.

                                  LOAN PROGRAMS

                                                                                   PERCENTAGE OF
                                              NUMBER OF     AGGREGATE UNPAID    AGGREGATE PRINCIPAL
             LOAN PROGRAMS                 MORTGAGE LOANS   PRINCIPAL BALANCE         BALANCE
             -------------                 --------------   -----------------         -------
5 Yr Draw, 5 Yr Repay....................          58            $1,018,633            0.09%
5 Yr Draw, 10 Yr Repay...................          55             2,475,366            0.23
10 Yr Draw, 10 Yr Repay..................         616            12,776,667            1.18
10 Yr Draw, 15 Yr Repay..................      36,462         1,059,100,704           98.01
15 Yr Draw, 0 Yr Repay...................          33             1,191,027            0.11
15 Yr Draw, 10 Yr Repay..................         123             4,070,612            0.38
                                               ------        --------------          ------
     Total                                     37,347        $1,080,633,009          100.00%
                                               ======        ==============          ======

                                   LOAN RATES

                                                                                  PERCENTAGE OF
                                              NUMBER OF     AGGREGATE UNPAID    AGGREGATE PRINCIPAL
         RANGE OF LOAN RATES (%)           MORTGAGE LOANS   PRINCIPAL BALANCE        BALANCE
         -----------------------           --------------   -----------------        -------
 0.000 - 3.000...........................       2,938            $        0           0.00%
 3.001 - 3.500...........................           1                36,483           0.00
 3.501 - 4.000...........................       6,594           203,189,771          18.80
 4.001 - 4.500...........................          99             2,482,900           0.23
 4.501 - 5.000...........................       2,763           119,667,660          11.07
 5.001 - 5.500...........................       2,560           105,585,024           9.77
 5.501 - 6.000...........................       1,512            59,347,256           5.49
 6.001 - 6.500...........................       1,049            33,255,712           3.08
 6.501 - 7.000...........................       7,780           192,621,978          17.82
 7.001 - 7.500...........................       5,201           170,283,053          15.76
 7.501 - 8.000...........................       2,632            71,696,766           6.63
 8.001 - 8.500...........................       3,201            96,432,429           8.92
 8.501 - 9.000...........................         477            12,928,406           1.20
 9.001 - 9.500...........................         375             9,386,883           0.87
 9.501 - 10.000..........................          90             1,879,387           0.17
10.001 - 10.500..........................          32               430,123           0.04
10.501 - 11.000..........................          30               885,747           0.08
11.001 - 11.500..........................          13               523,433           0.05
                                               ------        --------------         ------
       Total                                   37,347        $1,080,633,009         100.00%
                                               ======        ==============         ======

     As of August 31, 2002, the weighted average loan rate on the Mortgage Loans was approximately 6.094%.

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                  PERCENTAGE OF
                                              NUMBER OF     AGGREGATE UNPAID    AGGREGATE PRINCIPAL
  RANGE OF MONTHS REMAINING TO MATURITY    MORTGAGE LOANS   PRINCIPAL BALANCE        BALANCE
  -------------------------------------    --------------   -----------------        -------
109 - 120................................          58        $    1,018,633           0.09%
157 - 168................................           3               192,777           0.02
169 - 180................................          85             3,473,615           0.32
217 - 228................................           8               220,978           0.02
229 - 240................................         607            12,542,974           1.16
277 - 288................................         428            15,003,079           1.39
289 - 300................................      36,158         1,048,180,953          97.00
                                               ------        --------------         ------
               Total                           37,347        $1,080,633,009         100.00%
                                               ======        ==============         ======

     As of August 31, 2002, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 294.

     The above table assumes that the draw period for the Mortgage Loans with
(a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or
(ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                  PERCENTAGE OF
                                              NUMBER OF     AGGREGATE UNPAID    AGGREGATE PRINCIPAL
  RANGE OF COMBINED LOAN-TO-VALUE RATIO%   MORTGAGE LOANS   PRINCIPAL BALANCE         BALANCE
  --------------------------------------   --------------   -----------------         -------
Less than or equal to 10.00..............          59        $    1,322,848            0.12%
  10.01-20.00............................         168             5,814,492            0.54
  20.01-30.00............................         208             8,225,787            0.76
  30.01-40.00............................         420            14,235,363            1.32
  40.01-50.00............................         789            27,051,424            2.50
  50.01-60.00............................       1,416            43,490,860            4.02
  60.01-70.00............................       3,486           113,837,223           10.53
  70.01-80.00............................       5,660           188,349,871           17.43
  80.01-90.00............................      15,235           379,206,846           35.09
  90.01-100.00...........................       9,906           299,098,295           27.68
                                               ------        --------------          ------
      Total                                    37,347        $1,080,633,009          100.00%
                                               ======        ==============          ======

     As of August 31, 2002, the weighted average combined loan-to-value ratio of the Mortgage Loans was 82.59%.

     The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

                             GEOGRAPHIC DISTRIBUTION

                                                                                    PERCENTAGE OF
                                              NUMBER OF     AGGREGATE UNPAID    AGGREGATE PRINCIPAL
                  STATE                    MORTGAGE LOANS   PRINCIPAL BALANCE         BALANCE
                  -----                    --------------   -----------------         -------
Alabama..................................         493         $  10,108,051            0.94%
Alaska...................................          60             1,707,046            0.16
Arizona..................................       1,157            30,595,399            2.83
California...............................       9,976           367,192,055           33.98
Colorado.................................       1,748            54,616,641            5.05
Connecticut..............................         373            13,676,634            1.27
Delaware.................................          63             1,642,664            0.15
District Of Columbia.....................          46             1,426,747            0.13
Florida..................................       2,025            50,709,806            4.69
Georgia..................................         902            23,921,749            2.21
Hawaii...................................         240             8,353,057            0.77
Idaho....................................         413             9,196,389            0.85
Illinois.................................       1,563            42,007,752            3.89
Indiana..................................         677            13,603,276            1.26
Iowa.....................................         192             3,308,791            0.31
Kansas...................................         436             9,679,722            0.90
Kentucky.................................         245             7,060,936            0.65
Louisiana................................         310             6,427,051            0.59
Maine....................................         117             2,052,527            0.19
Maryland.................................         590            16,388,384            1.52
Massachusetts............................         858            25,983,981            2.40
Michigan.................................       1,761            41,078,812            3.80
Minnesota................................         544            11,451,281            1.06
Mississippi..............................         106             2,401,566            0.22
Missouri.................................         625            13,368,677            1.24
Montana..................................         140             3,084,141            0.29
Nebraska.................................          90             2,010,179            0.19
Nevada...................................         621            18,344,668            1.70
New Hampshire............................         187             5,689,297            0.53
New Jersey...............................       1,124            34,312,939            3.18
New Mexico...............................         233             6,326,256            0.59
New York.................................         913            32,301,416            2.99
North Carolina...........................         816            17,910,686            1.66
North Dakota.............................          29               470,781            0.04
Ohio.....................................         914            18,960,650            1.75
Oklahoma.................................         370             7,831,308            0.72
Oregon...................................         615            16,759,032            1.55
Pennsylvania.............................       1,193            27,351,900            2.53
Rhode Island.............................          92             2,271,222            0.21
South Carolina...........................         284             6,067,113            0.56
South Dakota.............................          22               522,505            0.05
Tennessee................................         619            12,989,825            1.20
Texas....................................          84             2,038,042            0.19
Utah.....................................         675            18,109,979            1.68
Vermont..................................          33               703,049            0.07
Virginia.................................         633            17,624,172            1.63
Washington...............................       1,376            44,533,654            4.12
West Virginia............................          59             1,084,876            0.10
Wisconsin................................         607            12,383,449            1.15
Wyoming..................................          98             2,992,876            0.28
                                               ------        --------------          ------
               Total                           37,347        $1,080,633,009          100.00%
                                               ======        ==============          ======

                      CREDIT SCORES FOR THE MORTGAGE LOANS

                                              NUMBER OF     AGGREGATE UNPAID  PERCENTAGE OF AGGREGATE
        RANGE OF CREDIT SCORES             MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
        ----------------------             --------------   -----------------   -----------------
821 - 840................................          13            $  257,758             0.02%
801 - 820................................         454             9,442,448             0.87
781 - 800................................       2,749            65,770,473             6.09
761 - 780................................       4,351           109,685,892            10.15
741 - 760................................       4,995           135,990,074            12.58
721 - 740................................       5,218           150,467,265            13.92
701 - 720................................       5,943           179,710,244            16.63
681 - 700................................       5,137           158,030,641            14.62
661 - 680................................       4,215           136,396,018            12.62
641 - 660................................       2,462            78,387,698             7.25
621 - 640................................       1,697            52,393,942             4.85
601 - 620................................          98             3,543,006             0.33
581 - 600................................          12               504,300             0.05
561 - 580................................           3                53,250             0.00
                                               ------        --------------           ------
             Total                             37,347        $1,080,633,009           100.00%
                                               ======        ==============           ======

     As of August 31, 2002 the weighted average credit score of the Mortgage Loans was approximately 714.

                                  PROPERTY TYPE

                                              NUMBER OF     AGGREGATE UNPAID  PERCENTAGE OF AGGREGATE
              DESCRIPTION                  MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
              -----------                  --------------   -----------------   -----------------
Single Family............................      29,112        $  833,257,284           77.11%
PUD......................................       5,335           175,602,170           16.25
Low-rise Condo...........................       2,562            62,428,111            5.78
2-4 Units................................         338             9,345,445            0.86
                                               ------        --------------          ------
             Total                             37,347        $1,080,633,009          100.00%
                                               ======        ==============          ======

                                  GROSS MARGINS

                                                                                      PERCENTAGE OF
                                               NUMBER OF        AGGREGATE UNPAID   AGGREGATE PRINCIPAL
            RANGE OF GROSS MARGINS (%)      MORTGAGE LOANS     PRINCIPAL BALANCE         BALANCE
            --------------------------      --------------     -----------------         -------
0.000....................................       3,805             $132,388,815             12.25%
0.001 - 0.250............................         644               26,213,150              2.43
0.251 - 0.500............................       3,661              122,327,861             11.32
0.501 - 0.750............................         149                8,527,755              0.79
0.751 - 1.000............................         386               21,651,953              2.00
1.001 - 1.250............................       1,904               54,974,506              5.09
1.251 - 1.500............................         988               26,368,287              2.44
1.501 - 1.750............................         742               21,874,839              2.02
1.751 - 2.000............................       7,310              154,898,275             14.33
2.001 - 2.250............................       2,825               73,948,080              6.84
2.251 - 2.500............................       5,660              176,094,230             16.30
2.501 - 2.750............................         477               18,164,862              1.68
2.751 - 3.000............................       2,931               78,298,631              7.25
3.001 - 3.250............................         452                9,972,630              0.92
3.251 - 3.500............................       3,049               95,700,282              8.86
3.501 - 3.750............................         985               24,500,007              2.27
3.751 - 4.000............................         157                4,763,026              0.44
4.001 - 4.250............................         464               11,271,732              1.04
4.251 - 4.500............................         118                2,673,430              0.25
4.501 - 4.750............................         424               11,349,447              1.05
4.751 - 5.000............................         119                2,427,833              0.22
5.001 - 5.250............................           5                  110,876              0.01
5.251 - 5.500............................          41                  513,510              0.05
5.501 - 5.750............................           5                   54,580              0.01
5.751 - 6.000............................           1                   34,139              0.00
6.001 - 6.250............................          29                  837,020              0.08
6.251 - 6.500............................          14                  588,399              0.05
6.501 - 6.750............................           2                  104,854              0.01
                                               ------           --------------            ------
 Total                                         37,347           $1,080,633,009            100.00%
                                               ======           ==============            ======

     As of August 31, 2002, the weighted average gross margin was 1.863%.

     The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                           PERCENTAGE OF
             RANGE OF CREDIT                    NUMBER OF          AGGREGATE UNPAID     AGGREGATE PRINCIPAL
       LIMIT UTILIZATION RATES (%)           MORTGAGE LOANS       PRINCIPAL BALANCE           BALANCE
       ---------------------------           --------------       -----------------           -------
0.00....................................          3,761          $           11                 0.00%
0.01 - 10.00............................            640               1,699,561                 0.16
10.01 - 20.00...........................            797               6,484,868                 0.60
20.01 - 30.00...........................            846               9,978,397                 0.92
30.01 - 40.00...........................          1,019              16,104,257                 1.49
40.01 - 50.00...........................          1,230              23,718,125                 2.19
50.01 - 60.00...........................          1,381              34,287,301                 3.17
60.01 - 70.00...........................          1,543              41,526,746                 3.84
70.01 - 80.00...........................          1,890              58,572,673                 5.42
80.01 - 90.00...........................          2,379              79,166,987                 7.33
90.01 - 100.00..........................         21,861             809,094,084                74.87
                                                 ------          --------------               ------
  Total                                          37,347          $1,080,633,009               100.00%
                                                 ======          ==============               ======

         As of August 31, 2002, the average credit limit utilization rate of the Mortgage Loans was approximately 72.62%.

                               MAXIMUM LOAN RATES

                                                                                           PERCENTAGE OF
                                                NUMBER OF          AGGREGATE UNPAID     AGGREGATE PRINCIPAL
          MAXIMUM LOAN RATES (%)             MORTGAGE LOANS       PRINCIPAL BALANCE           BALANCE
          ----------------------             --------------       -----------------           -------
8.75.....................................           597              $12,509,334                1.16%
9.00.....................................             4                  79,386                 0.01
9.50.....................................             3                  20,129                 0.00
10.00....................................             1                  10,000                 0.00
10.50....................................             2                  54,249                 0.01
10.75....................................             7                 236,571                 0.02
11.00....................................             3                  15,868                 0.00
12.75....................................             1                  29,352                 0.00
16.00....................................           826              18,086,209                 1.67
17.00....................................         2,109              52,747,848                 4.88
18.00....................................        33,748             995,427,696                92.12
21.00....................................            42               1,360,453                 0.13
24.00....................................             4                  55,915                 0.01
                                                 ------          --------------               ------
  Total                                          37,347          $1,080,633,009               100.00%
                                                 ======          ==============               ======

         As of August 31, 2002, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.812%.


                                  CREDIT LIMITS

                                                                                          PERCENTAGE OF
                                                NUMBER OF          AGGREGATE UNPAID    AGGREGATE PRINCIPAL
       RANGE OF CREDIT LIMITS ($)            MORTGAGE LOANS       PRINCIPAL BALANCE          BALANCE
       --------------------------            --------------       -----------------          -------
      0.00  to   10,000..................          1,542              $9,581,548              0.89%
 10,000.01  to   20,000..................          9,879             118,809,148             10.99
 20,000.01  to   30,000..................          9,516             190,776,009             17.65
 30,000.01  to   40,000..................          5,120             141,336,108             13.08
 40,000.01  to   50,000..................          4,348             141,997,373             13.14
 50,000.01  to   60,000..................          1,523              67,532,241              6.25
 60,000.01  to   70,000..................          1,012              52,638,959              4.87
 70,000.01  to   80,000..................            887              48,044,918              4.45
 80,000.01  to   90,000..................            538              36,261,302              3.36
 90,000.01  to  100,000..................          1,441              85,569,754              7.92
100,000.01  to  125,000..................            391              33,364,584              3.09
125,000.01  to  150,000..................            585              59,103,123              5.47
150,000.01  to  175,000..................            100              11,503,983              1.06
175,000.01  to  200,000..................            138              16,251,953              1.50
200,000.01  to  225,000..................             52               7,681,414              0.71
225,000.01  to  250,000..................             79              12,816,331              1.19
250,000.01  to  275,000..................             28               5,292,719              0.49
275,000.01  to  300,000..................             46               8,320,205              0.77
300,000.01  to  325,000..................             16               3,172,831              0.29
325,000.01  to  350,000..................             13               3,084,414              0.29
350,000.01  to  375,000..................              9               2,770,194              0.26
375,000.01  to  400,000..................             17               4,120,262              0.38
400,000.01  to  425,000..................              9               3,404,347              0.32
425,000.01  to  450,000..................              8               2,111,307              0.20
450,000.01  to  475,000..................              3                 717,570              0.07
475,000.01  to  500,000..................             35               8,310,784              0.77
500,000.01  to  525,000..................              1                 459,900              0.04
575,000.01  to  600,000..................              1                 579,750              0.05
600,000.01  to  625,000..................              1                 620,000              0.06
675,000.01  to  700,000..................              3               1,023,780              0.09
750,000.01  to  775,000..................              1                 408,393              0.04
825,000.01  to  850,000..................              1                 840,000              0.08
975,000.01  to  1,000,000................              3               1,027,805              0.10
Greater than 1,000,000...................              1               1,100,000              0.10
                                                  ------          --------------            ------
  Total                                           37,347          $1,080,633,009            100.00%
                                                  ======          ==============            ======

         As of August 31, 2002, the average credit limit of the Mortgage Loans was approximately $39,843.

                                  LIEN PRIORITY

                                                                                         PERCENTAGE OF
                                                 NUMBER OF       AGGREGATE UNPAID     AGGREGATE PRINCIPAL
               LIEN PRIORITY                  MORTGAGE LOANS    PRINCIPAL BALANCE           BALANCE
               -------------                  --------------    -----------------           -------
1st Liens................................            698            $53,797,130               4.98%
2nd Liens................................         36,649          1,026,835,880              95.02
                                                  ------         --------------             ------
  Total                                           37,347         $1,080,633,009             100.00%
                                                  ======         ==============             ======


                               DELINQUENCY STATUS
                                                                                         PERCENTAGE OF
                                                NUMBER OF        AGGREGATE UNPAID     AGGREGATE PRINCIPAL
        NUMBER OF DAYS DELINQUENT            MORTGAGE LOANS     PRINCIPAL BALANCE           BALANCE
        -------------------------            --------------     -----------------           -------
Current..............................            37,241          $1,076,879,344              99.65%
30 - 59 Days.........................                54               1,626,367               0.15
60 - 89 Days.........................                21                 847,795               0.08
90+ Days.............................                31               1,279,503               0.12
                                                 ------          --------------             ------
  Total                                          37,347          $1,080,633,009             100.00%
                                                 ======          ==============             ======


                                ORIGINATION YEAR
                                                                                        PERCENTAGE OF
                                                NUMBER OF        AGGREGATE UNPAID    AGGREGATE PRINCIPAL
            YEAR OF ORIGINATION              MORTGAGE LOANS     PRINCIPAL BALANCE          BALANCE
            -------------------              --------------     -----------------          -------
2000.....................................             1           $            0             0.00%
2001.....................................         1,318               42,772,516             3.96
2002.....................................        36,028            1,037,860,494            96.04
                                                 ------           --------------           ------
  Total                                          37,347           $1,080,633,009           100.00%
                                                 ======           ==============           ======

           APPENDIX II - FINANCIAL INFORMATION ABOUT THE NOTE INSURER
           ----------------------------------------------------------

     MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference. The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc. and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2001 and the consolidated financial statements of the Note Insurer and its subsidiaries as of June 30, 2002 and for the six month period ended June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2002, are incorporated by reference into this supplement and shall be deemed to be a part of this supplement.

     The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:



                                                         STATUTORY ACCOUNTING PRACTICES
                                                  -----------------------------------------
                                                  December 31, 2001           June 30, 2002
                                                  -----------------           -------------
                                                      (Audited)                (Unaudited)
                                                                  (In Millions)
Admitted Assets..................................     $8,545                     $8,690
Liabilities......................................      5,688                      5,742
Capital and Surplus..............................      2,857                      2,948



                                                   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                  ------------------------------------------
                                                  December 31, 2001           June 30, 2002
                                                  -----------------           -------------
                                                      (Audited)                (Unaudited)
                                                                  (In Millions)
Assets...........................................     $9,460                     $9,731
Liabilities......................................      4,234                      4,187
Shareholder's Equity.............................      5,226                      5,544


                                     EXPERTS

     The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    APPENDIX III - CERTAIN FINANCIAL INFORMATION ABOUT THE MASTER SERVICER'S
    ------------------------------------------------------------------------
                             SERVICING PORTFOLIO AND
                             -----------------------
              MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE
              ----------------------------------------------------

     As of September 30, 2002 Countrywide provided servicing for approximately $403.46 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2002 Countrywide provided servicing for approximately $9.4 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                AS OF SEPTEMBER 30, 2002
                                          --------------------------------------
                                             PRINCIPAL BALANCE      PERCENTAGE
                                             -----------------      ----------
          Portfolio.................        $9,419,586,205.61         --
          Delinquency percentage
          30-59 Days................        $   37,918,217.70         0.40%
            60-89 Days..............             7,301,157.55         0.08
            90+ Days................            14,855,533.24         0.16
                                            -----------------         ----
                  Total.............        $   60,074,908.49         0.64%
          Foreclosure Rate..........        $    5,324,971.22         0.06%
          Bankruptcy Rate...........        $   41,029,635.64         0.44%